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                          IMCLONE SYSTEMS INCORPORATED

               1998 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED(1)


                                    ARTICLE 1

                                 PURPOSE OF PLAN

     SECTION 1.01. General Purpose. The purpose of this Non-Qualified Stock Option Plan (the "PLAN") is to promote the interests of ImClone Systems Incorporated (the "COMPANY") by affording consultants, advisors, and non-officer employees an opportunity to acquire a proprietary interest in the Company pursuant to stock options issued by the Company, and thus to create in such persons increased personal interest in its continued success.

     SECTION 1.02. Statutory Stock Option. Options granted under the Plan are intended to be "non-qualified" stock options under the Internal Revenue Code of 1986, as amended (the "CODE").


                                    ARTICLE 2

                             SHARES SUBJECT TO PLAN

     SECTION 2.01. Description of Shares. Subject to Article VII hereof, the stock to which the Plan applies is shares of the Company's common stock, $.001 par value ("COMMON STOCK"), either authorized but unissued or Treasury shares. The number of shares of Common Stock to be issued or sold pursuant to options granted hereunder shall not exceed 10,000,000 shares.

     SECTION 2.02. Restoration of Unpurchased Shares. Any shares subject to an option granted hereunder that, for any reason, expires or is terminated unexercised as to such shares may again be subject to an option to be granted hereunder.


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(1)  Amended by the Board of Directors on July 7, 1998, December 16, 1999,
     September 18, 2000 and March 15, 2001.


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                                    ARTICLE 3

                     ADMINISTRATION; COMMITTEES; AMENDMENTS

         SECTION 3.01. Administration. The Plan shall be administered by any of the Compensation and Stock Option Committee (the "COMMITTEE") or the Board of Directors of the Company (the "BOARD"). The Committee shall be comprised of not less than two persons who shall be appointed by the Board from among the members of the Board.

         SECTION 3.02. Duration; Removal; Etc. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at all times to remove members from the Committee or to add members thereto. Vacancies in the Committee, however caused, shall be filled by action of the Board.

         SECTION 3.03. Meetings; Actions of Committee. The Committee may select one of its members as its Chairman and shall hold meetings at such times and places as it may determine. All decisions or determinations of the Committee and the Board shall be made by the majority vote or decision of all of its members, whether present at a meeting or not; provided, however, that any decision or determination reduced to writing and signed by all of the members shall be as fully effective as if this had been made at a meeting duly called and held. The Committee and the Board may make such rules and regulations for the conduct of its business not inconsistent herewith as it may deem advisable.

         SECTION 3.04. Interpretation. The interpretation and construction by the Committee or the Board of the provisions of the Plan or of the options granted hereunder shall be final, unless in the case of the Committee otherwise determined by the Board. No member of the Board or of the Committee shall be liable for an action taken or determination made in good faith.

         SECTION 3.05. Amendments or Discontinuation. The Board may make such amendments, changes, and additions to the Plan, or may discontinue and terminate the Plan, as it may deem advisable from time to time; provided, however, that no action shall affect or impair any options theretofore granted under the Plan.



                                    ARTICLE 4

            PARTICIPANTS; PARTICIPATION GUIDELINES; DURATION OF PLAN

         SECTION 4.01. Eligibility and Participation. Options shall be granted only to persons ("PARTICIPANTS") who at the time of granting are consultants, advisors, or non-officer employees of the Company or a subsidiary. For purposes of the Plan, an Assistant Vice President will be considered a non-officer employee. The Committee or the Board shall determine the consultants, advisors, and non-officer employees to be granted options hereunder, the number of shares of Common Stock subject to such options, the exercise prices of options, the terms thereof and any other provisions not inconsistent with the Plan.


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Persons who are disabled within the meaning of the Code shall not be eligible for the grant of options.

     SECTION 4.02. Guidelines for Participation. In selecting Participants and determining the numbers of shares of Common Stock for which options are to be granted, either the Committee or the Board shall consult with officers and directors of the Company, and shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company, and such other factors of the Committee or the Board shall deem relevant.

     SECTION 4.03. Duration of Plan. All options under the Plan shall be granted within ten years from the date the Plan is approved by the Committee and the Board.


                                    ARTICLE 5

                         TERMS AND CONDITIONS OF OPTIONS

     SECTION 5.01. Individual Stock Option Agreements or Notices. All stock options granted pursuant to the Plan shall be evidenced by stock option agreements or notices ("STOCK OPTION AGREEMENTS"), which need not be identical, in such form as any of the Committee or the Board shall from time to time approve, subject to the terms of the Plan which may, but need not, be executed or acknowledged by a Participant.


     SECTION 5.02. Number of Shares. Each Stock Option Agreement shall state the total number of shares of Common Stock with respect to which the option is granted, the terms and conditions of the option, and the exercise price or prices thereof, it being understood that the Committee or the Board shall have authority to prescribe in any Stock Option Agreement that the option evidenced thereby may be exercisable in full or in part, as to any number of shares subject thereto, at any time or from time to time during said term as the Committee or the Board may determine; provided that no option granted pursuant to the Plan shall be exercisable after the expiration of ten years from the date such option is granted. Except as otherwise provided in any Stock Option Agreement, an option may be exercised at any time or from time to time during the term of the option as to any or all full (but no fractional) shares which have become purchasable under such option. The Committee or the Board shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted hereunder.

     SECTION 5.03. Option Price. The price at which the shares of Common Stock subject to each option granted under this Plan may be purchased (the "OPTION PRICE" or "EXERCISE PRICE") shall be determined by any of the Committee or the Board, which shall have the authority at the time the option is granted to prescribe in any Stock Option Agreement that the price per share, with the passage of pre-determined periods of time, shall increase from the original price to higher prices.

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     SECTION 5.04. Method of Exercising Option; Full Payment. Subject to the
terms of Section 6.01 and Section 6.02 hereof, options granted pursuant to the Plan may be exercised only if the Participant was, at all times during the period beginning on the date the option was granted and ending on the date of such exercise, a key consultant, advisor or a non-officer employee of the Company or a subsidiary. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the Participant's election to exercise the option and the number of shares of Common Stock in respect of which it is being exercised, and shall be signed by the Participant so exercising the option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be by wire transfer, certified or bank check or in stock of the Company that has been owned by the Participant for at least six months, or as agreed to by the Board, other consideration; and such written representations and other documents as may be desirable, in the opinion of the Company's legal counsel, for purposes of compliance with state or Federal securities or other laws. In the case of payment made in stock of the Company, the stock shall be valued at its Fair Market Value (as hereinafter defined) on the last business day prior to the date of exercise. The term "FAIR MARKET VALUE" for the Common Stock on any particular date shall mean the last reported sale price of the Common Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date, then on the next preceding date on which the Common Stock traded. The Company shall deliver a certificate or certificates representing shares of Common Stock purchased pursuant to such notice to the purchaser as soon as practicable after receipt of such notice, subject to Article VIII hereof. Either the Committee or the Board may amend an already outstanding Stock Option Agreement to add a provision permitted by clause (b) of this Section 5.4, and no such amendment, by itself, shall be deemed to constitute the grant of a new option for purposes of this Plan.

     SECTION 5.05. Rights as a Shareholder. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to an option granted under the Plan until the date of the issuance to such Participant of a stock certificate in respect of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     SECTION 5.06. Other Provisions. Stock Option Agreements entered into pursuant to the Plan may contain such other provisions (not inconsistent with the Plan) as each of the Committee or the Board may deem necessary or desirable, including, but not limited to, covenants on the part of the Participant not to compete, not to sell Common Stock obtained from the exercise of options for specified periods of time, and remedies available to the Company in the event of the breach of any such covenant.


                                    ARTICLE 6

                          TERMINATION; TRANSFERABILITY

     SECTION 6.01. Termination of Employment. Except as otherwise provided in connection with the grant of any option or the termination of any Participant, in the event


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a Participant's employment or service with the Company is terminated other than by reason of death or disability, (a) the right to exercise any unvested option or unvested portion of any option granted under the Plan shall terminate on the date of termination of the relationship between the Participant and the Company and (b) the right to exercise any option or portion of any option granted under the Plan which is vested as of the date of termination of employment or service shall terminate upon the earlier of (i) the thirtieth day following such termination of employment or service or (ii) the date such option or portion of an option would have expired had it not been for the termination of employment or service. The option may not be exercised after its expiration in accordance with the foregoing provisions, and the shares of Common Stock subject to the unexercised portion of such option may again be subject to new options under the Plan.

     SECTION 6.02. Death or Disability of Participant. Except as otherwise permitted in connection with the grant of any option or the death or disability of a Participant, in the event a Participant dies or is disabled while he is a consultant, advisor or non-officer employee of the Company or a subsidiary, any options theretofore granted to him shall be exercisable only within the next 12 months immediately succeeding such death or disability and then only (a) in the case of death, by the person or persons to whom the Participants rights under the option shall pass by will or the laws of descent and distribution, and in the case of disability, by such Participant or his legal representative, and (b) if and to the extent that he was entitled to exercise the option at the date of his death or disability.

     SECTION 6.03. Transferability. Options granted to a Participant under the Plan shall not be transferable otherwise than by will, by the laws of descent and distribution, or (if authorized in the applicable Stock Option Agreement) pursuant to a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or to a member of the immediate family of the Participant, within the meaning of Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended, a trust for such family members, a partnership whose only partners are such family members or a charitable institution within the meaning of Section 501(c)(3) of the Code (each an "AUTHORIZED TRANSFEREE"). During the Participant's lifetime, options shall be exercised only by such Participant, such Participant's guardian or legal representative, or such Participant's Authorized Transferee.


                                    ARTICLE 7

                               CAPITAL ADJUSTMENTS

     SECTION 7.01. Capital Adjustments. If any change is made in the shares of Common Stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by either the Committee or the Board as to the maximum number of shares subject to the Plan and the number of shares


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and price per share subject to outstanding options as shall be equitable to prevent dilution or enlargement of option rights. Any determination made by either the Committee or the Board under this Article VII shall be final, binding and conclusive upon each Participant.


                                    ARTICLE 8

                             LEGAL REQUIREMENTS, ETC

     SECTION 8.01. Revenue Stamps. The Company shall be responsible and shall pay for any transfer, revenue, or documentary stamps with respect to shares issued upon the exercise of options granted under the Plan.

     SECTION 8.02. Legal Requirements. The Company shall not be required to issue certificates for shares upon the exercise of any option unless and until, in the opinion of the Company's legal counsel, such issuance would not result in a violation of any state or Federal securities or other law. Certificates for shares, when issued, shall have, if required in the opinion of the Company's legal counsel, the following legend, or statements of other restrictions, endorsed thereon, and may not immediately be transferable:

         The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission and any applicable state securities laws.

     SECTION 8.03. Private Offering. The options to be granted under the Plan are available only to a limited number of present and future consultants, advisors and non-officer employees of the Company who have knowledge of the Company's financial condition, management, and affairs. Such options are not intended to provide additional capital for the Company, but are to encourage stock ownership by the Company's personnel. By the act of accepting an option, in the absence of an effective registration statement under the Securities Act of 1933, as amended, Participants shall agree that upon exercise of such option, they will acquire the shares of Common Stock that are the subject thereof for investment and not with any intention at such time to resell or redistribute the same, and they shall confirm such agreement at the time of exercise, but the neglect or failure to confirm the same in writing shall not be a limitation of such agreement.


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                                    ARTICLE 9

                                     GENERAL

     SECTION 9.01. Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the exercise of options therefor shall be used for general corporate purposes.

     SECTION 9.02. Right of the Company to Terminate Relationship. Nothing contained in the Plan or in a Stock Option Agreement shall confer upon any Participant any right to be continued as a consultant, advisor or non-officer employee of the Company, or interfere in any way with the right of the Company to terminate such relationship for any reason whatsoever, with or without cause, at any time.

     SECTION 9.03. No Obligation to Exercise. The granting of an option hereunder shall impose no obligation upon the Participant to exercise such option.

     SECTION 9.04. Effectiveness of Plan. The Plan shall become effective upon its adoption by the Committee and ratification of the Board. Options may be granted under the Plan prior to the ratification of the Plan by the Board, but no such option may be exercised prior to such approval.

     SECTION 9.05. Other Benefits. Participation in the Plan shall not preclude a Participant from eligibility in any other stock benefit plan of the Company or any old age benefit, insurance, pension, profit sharing, retirement, bonus or other plan which the Company has adopted, or may, at any time, adopt.

     SECTION 9.06. Tax Requirements. The exercise or surrender of any option under this Plan shall constitute a Participant's full and complete consent to whatever action the Committee or the Board elect to satisfy the Federal and state withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

     SECTION 9.07. Interpretations and Adjustments. To the extent permitted by Law, an interpretation of the Plan and a decision on any matter within either the Committee or the Board's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

     SECTION 9.08. Information. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by either the Committee or the Board to perform its duties and functions under the Plan.

     SECTION 9.09. Governing Law. The Plan and any and all options granted thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

     SECTION 9.10. Certain Definitions.

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          (a) "PARENT". The term "parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

          (b) "SUBSIDIARY". The term "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

          (c) "DISABLED". The term "disabled" shall have the definition set forth in Section 22(a) (3) of the Code.


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